ARTICLES OF DISSOLUTION
                                       OF
                           PRINCIPAL GROWTH FUND, INC.

We the undersigned, as a majority of the Board of Directors of Principal Growth Fund, Inc., in accordance with the requirements of the General Corporation Law of the State of Maryland and in order to obtain the dissolution of said corporation, as provided in said law, do hereby state as follows:

1. That the name of the Corporation is Principal Growth Fund, Inc. and its principal office is located at 32 South Street, Baltimore, Maryland 21202 and its mailing address is 711 High Street, Des Moines, Iowa 50392-0200.

2. That the registered office of the Corporation in the State of Maryland is The Corporation Trust Incorporated, whose business address is First Maryland Building, 32 South Street, Baltimore, Maryland 21202. The Corporation consents that service of process upon said The Corporation Trust Incorporated shall be taken and held to be as valid as if served upon the Corporation.

3. That the following is a list of the names and addresses of the directors of said corporation:

          James D. Davis        4940 Center Court. Bettendorf, Iowa
          Roy W. Ehrle          2424 Jordan Trail, West Des Moines, Iowa
          Pamela A. Ferguson    P.O. Box 805, Grinnell, Iowa
          Richard W. Gilbert    1357 Asbury Avenue, Winnetka, Illinois
          J. Barry Griswell     711 High Street, Des Moines, Iowa 50392
          Stephan L. Jones      711 High Street, Des Moines, Iowa 50392
          Ronald E. Keller      711 High Street, Des Moines, Iowa 50392
          Barbara A. Lukavsky   3920 Grand Avenue, Des Moines, Iowa
          Richard G. Peebler    1916 79th Street, Des Moines, Iowa

4. That the following is a list of the names of the officers of said corporation. All mailing addresses are Principal Financial Group, Des Moines, Iowa 50392-0200.
                  President                          Stephan L. Jones
                  Vice President                     Arthur S. Filean
                  Secretary                          Arthur S. Filean
                  Treasurer                          Craig L. Bassett
                  Financial Officer                  Michael J. Beer
                  Counsel                            Michael D. Roughton
                  Assistant Counsel                  David J. Brown
                  Assistant Counsel                  Michael W. Cumings
                  Assistant Secretary                Ernest H. Gillum
                  Assistant Treasurer                Jane E. Karli

5. That the dissolution has been approved in the manner and by vote as required by the provisions of Chapter 311, Section 3-403 of the General Corporation Law of the State of Maryland and of the Charter of the Corporation. On June 9, 1997, the Board of Directors, by unanimous vote, duly authorized the dissolution of the Corporation.

6. That at a Special Meeting of Shareholders held on September 16, 1997 , the dissolution of said Corporation was approved by an affirmative vote of two-thirds of all the votes entitled to be cast on the matter.

7.       That the corporation has no known creditors.

8. That the Principal Growth Fund, Inc. is dissolved effective 11:59 PM on December 31, 1997.


PRINCIPAL GROWTH FUND, INC.



By: ____________________________                        Date: ______________
         James D. Davis, Director

            /s/ Roy W. Ehrle                                    12/22/97
By: ____________________________                        Date: ______________
         Roy W. Ehrle, Director


By: ____________________________                        Date: ______________
         Pamela A. Ferguson, Director


By: ____________________________                        Date: ______________
         Richard W. Gilbert, Director

         /s/ J. Barry Griswell                                  12/19/97
By: ____________________________                        Date: ______________
         J. Barry Griswell, Director

       /s/ S. L. Jones                                          12/19/97
By: ____________________________                        Date: ______________
         Stephan L. Jones,
         President and Director

        /s/ Ronald E. Keller                                    12/19/97
By: ____________________________                        Date: ______________
         Ronald E. Keller, Director


By: ____________________________                        Date: ______________
         Barbara A. Lukavsky, Director

          /s/ Richard G. Peebler                                12/23/97
By: ____________________________                        Date: ______________
         Richard G. Peebler, Director

The undersigned, President and Director of Principal Growth Fund, Inc., who executed on behalf of said corporation the foregoing Articles of Dissolution, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Dissolution to be the corporate act of said corporation and further certifies that, to the best of his knowledge and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                               Principal Growth Fund, Inc.



                                      /s/ Stephan L. Jones
                               by:  __________________________
                                         Stephan L. Jones,
                                         President and Director


Attest:



/s/ E. H. Gillum
----------------------------
E. H. Gillum,
Assistant Secretary